As filed with the Securities and Exchange Commission on March 1, 2004.

                                                             File No. 811-9098

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 11

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                          AMR INVESTMENT SERVICES TRUST

               (Exact Name of Registrant as Specified in Charter)

                       4151 Amon Carter Boulevard, MD 2450
                             Fort Worth, Texas 76155
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (817) 967-3509

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                           WILLIAM F. QUINN, PRESIDENT
                       4151 Amon Carter Boulevard, MD 2450
                             Fort Worth, Texas 76155
                     (Name and Address of Agent for Service)



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


                                EXPLANATORY NOTE


       This Registration  Statement is being filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in the Registrant's series may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

        The purpose of this amendment is to update the Registrant's financial statements that were filed with the Securities and Exchange Commission on February 28, 2003 in Amendment No. 10 to the Registration Statement.

                                     PART A


       Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

       Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 48 to the Registration Statement of the American AAdvantage Funds ("AAdvantage Trust") (1940 Act File No. 811-9484, EDGAR Accession No. 0000950134-04-002744), as filed with the Securities and Exchange Commission ("Commission") on March 1, 2004 ("AAdvantage Trust Registration Statement"). Part A of the AAdvantage Trust Registration Statement includes a joint prospectus of the PlanAhead Class of the Balanced Fund, Large Cap Value Fund, Small Cap Value Fund, International Equity Fund, Emerging Markets Fund, S&P 500 Index Fund, High Yield Bond Fund, Enhanced Income Fund, Intermediate Bond Fund, Short-Term Bond Fund, Money Market Fund, U.S. Government Money Market Fund, and Municipal Money Market Fund (each a "Fund") (the "Feeder's Part A"). The Balanced Fund, Large Cap Value Fund, Small Cap Value Fund, Emerging Markets Fund, S&P 500 Index Fund, High Yield Bond Fund, Enhanced Income Fund, Intermediate Bond Fund and Short-Term Bond Fund do not invest in a corresponding portfolio of the AMR Investment Services Trust ("AMR Trust"). Accordingly, information relating to these Funds contained in the Feeder's Part A is not incorporated by reference herein.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISK
------- ------------------------------------------------------------------------

       Information on the investment objective, principal investment strategies, and related risks for each separate subtrust or "series" of AMR Trust, which includes the International Equity Portfolio, Money Market Portfolio, U.S. Government Money Market Portfolio, and Municipal Money Market Portfolio (each, a "Portfolio" and collectively, the "Portfolios") is incorporated herein by reference from the section entitled "About the Funds - Investment Objective, Principal Strategies and Principal Risk Factors" relating to each Portfolio described in the Feeder's Part A. Additional investment techniques, features, and limitations concerning each Portfolio's investment programs are described in Part B of this Registration Statement.

ITEM 6. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE.
------- ------------------------------------------------

       AMR Investment Services, Inc. (the "Manager") provides investment management and administrative services to the Portfolios of the AMR Trust. The assets of the International Equity Portfolio are allocated by the Manager among investment sub-advisers designated for that Portfolio. Investment decisions for the Money Market Portfolio, U.S. Government Money Market Portfolio and Municipal Money Market Portfolio are made directly by the Manager. The Manager and each sub-adviser have discretion to purchase and sell portfolio securities within the respective portion of a Portfolio's assets allocated to them in accordance with that Portfolio's investment objective, policies and restrictions. A description of each Portfolio's sub-advisers and portfolio managers is incorporated herein by reference from the sections entitled "About the Funds - The Manager" and "- The Sub-Advisers" in the Feeder's Part A.

       Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investment in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at the next share price calculated after the Portfolio has received and accepted the withdrawal request. Each investor in a Portfolio is liable for all obligations of the Portfolio. However, because a Portfolio will indemnify each investor therein with respect to any liability to which the investor may become subject by reason of being such an investor, the risk of an investor in a Portfolio incurring financial loss on account of such liability would be limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets.

ITEM 7. SHAREHOLDER INFORMATION.
------- ------------------------

                                PRICING OF SHARES

       The price of each share ("share price") of the International Equity and Municipal Money Market Portfolios is determined as of the close of the New York Stock Exchange (the "Exchange"), generally 4:00 p.m. Eastern time, on each day the Exchange is open for business, which excludes the following business holidays: New Year's Day, Martin Luther King's Birthday, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The share price of the Money Market and U.S. Government Money Market Portfolios is typically determined as of 5:00 p.m. Eastern time, on each day the Exchange is open for business. On days when the financial markets in which the Money Market and U.S. Government Money Market Portfolios invest close early, the NAV of these Portfolios may be determined as of the earlier close of those markets. In addition to the days the Exchange is closed, the Money Market Portfolio, U.S. Government Money Market Portfolio and Municipal Money Market Portfolio (collectively, the "Money Market Portfolios") are not open and no NAV is calculated on Columbus Day and Veterans Day. In certain limited circumstances, a Money Market Portfolio, at its discretion, may designate other days as a business day on which it will accept purchases and redemptions. The share price of each investor's interest in the Portfolios will be determined by computing each Portfolio's total assets, subtracting all of its liabilities, and dividing the result by all the investors' beneficial interest in that Portfolio outstanding at such time.

       Additional information on the time and method of valuation of each Portfolio's assets is incorporated herein by reference from the section entitled "About the Funds - Valuation of Shares" in the Feeder's Part A.

                               PURCHASE OF SHARES

       Beneficial interests in the Portfolios will be offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). Investments in the Portfolios may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). At no time during any Portfolio's existence will it have more than 100 investors. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Beneficial interests are purchased at the next share price calculated after an investment is received and accepted.

       There is no minimum initial or subsequent investment in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the AMR Trust's custodian by a Federal Reserve Bank).

       AMR Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

                              REDEMPTION OF SHARES

       An investor in any Portfolio may withdraw all or any portion of its investment in the Portfolio at the share price next calculated after the applicable Portfolio has received and accepted the redemption request. Proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day the withdrawal is effected, but in any event within seven days, except as extension may be permitted by law.

       The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted or to the extent otherwise permitted by the 1940 Act.

                    DIVIDENDS, DISTRIBUTIONS AND TAX CONSEQUENCES

       A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, and amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro rata among the investors in that Portfolio. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the AMR Trustees from time to time, but instead is included in the share price of the investors' respective beneficial interests in that Portfolio.

       Under the current method of the Portfolios' operations, no Portfolio is subject to any income tax. However, each investor in a Portfolio is taxable on its share (as determined in accordance with the AMR Trust's Declaration of Trust and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of that Portfolio's ordinary income and capital gain. The Manager intends to manage each Portfolio's assets, income and distributions in such a way that an investment company investing in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investment company invested all of its assets in the Portfolio. See Item 19 of Part B.

ITEM 8. DISTRIBUTION ARRANGEMENTS.
------- --------------------------

       There are no sales loads or Rule 12b-1 fees charged to investors.

       A description of the features of the master-feeder structure of the Portfolios is incorporated herein by reference from the section entitled "Additional Information - Master-Feeder Structure" in the Feeder's Part A.

                                     PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.
--------  ---------------------------------

      Part A contains information about the investment objective and policies of the International Equity Portfolio, Money Market Portfolio, U.S. Government Money Market Portfolio and Municipal Money Market Portfolio (individually, "Portfolio"; collectively, "Portfolios"), each a subtrust or "series" of the AMR Investment Services Trust ("AMR Trust"). This Part B should only be read in conjunction with Part A. This section contains supplemental information concerning the investment policies and portfolio strategies that AMR Trust may utilize, the types of securities and other instruments in which the Portfolios may invest and certain risks attendant to those investment policies and strategies. Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.

      Responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference to the AAdvantage Trust Registration Statement. Part B of the AAdvantage Trust Registration Statement includes the joint statement of additional information ("SAI") for the AMR Class, Institutional Class, PlanAhead Class, and Service Class of the Balanced Fund, Emerging Markets Fund, Enhanced Income Fund, High Yield Bond Fund, Intermediate Bond Fund, International Equity Fund, International Equity Index Fund, Large Cap Growth Fund, Large Cap Value Fund, Money Market Fund, Municipal Money Market Fund, S&P 500 Index Fund, Short-Term Bond Fund, Small Cap Index Fund, Small Cap Value Fund, and U.S. Government Money Market Fund (each a "Fund") (the "Feeder's Part B"). The Balanced Fund, Emerging Markets Fund,
Enhanced Income Fund, High Yield Bond Fund, Intermediate Bond Fund, International Equity Index Fund, Large Cap Growth Fund, Large Cap Value Fund, S&P 500 Index Fund, Short-Term Bond Fund, Small Cap Index Fund, and Small Cap Value Fund do not invest in a corresponding portfolio of the AMR Trust. Accordingly, information relating to these Funds contained in the Feeder's Part B is not incorporated by reference herein.


                                Table of Contents
                                -----------------
                                                                          Page
                                                                          ----

      Portfolio History....................................................B-2
      Description of the Portfolios and Their Investments and Risks........B-2
      Management of the Portfolios.........................................B-2
      Control Persons and Principal Holders of Securities..................B-3
      Investment Advisory and Other Services...............................B-4
      Brokerage Allocation and Other Practices.............................B-5
      Capital Stock and Other Securities...................................B-5
      Purchase, Redemption and Pricing of Interests........................B-6
      Taxation of the Portfolios...........................................B-6
      Underwriters.........................................................B-6
      Calculation of Performance Data......................................B-6
      Financial Statements.................................................B-7

ITEM 11.  PORTFOLIO HISTORY.
--------  ------------------

      The AMR Trust is a diversified, open-end management investment company that was organized as a New York common law trust pursuant to a Declaration of Trust dated as of June 27, 1995, and amended as of August 11, 1995.

      Under the Declaration of Trust, the AMR Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of AMR Trust. Beneficial interests in AMR Trust are divided into four separate diversified subtrusts or "series," each having a distinct investment objective and distinct investment policies. These series -- the International Equity Portfolio, the Money Market Portfolio, the U.S. Government Money Market Portfolio, and the Municipal Money Market Portfolio commenced operations on November 1, 1995. The assets of each Portfolio belong only to that Portfolio, and the assets belonging to each Portfolio shall be charged with the liabilities of that Portfolio and all expenses, costs, charges and reserves attributable to that Portfolio. AMR Trust is empowered to establish, without investor approval, additional portfolios that may have different investment objectives and policies.

ITEM 12.  DESCRIPTION OF THE PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.
--------  --------------------------------------------------------------

      Part A contains basic information about the investment objective, policies and limitations of each Portfolio. This section supplements the discussion in Part A of the investment objective, policies and limitations of each Portfolio.

      Information on the investment strategies, fund policies and temporary defensive positions of each Portfolio, the types of securities bought and investment techniques used by each Portfolio, and certain risks attendant thereto, as well as other information on the Portfolios' portfolio turnover, is incorporated herein by reference to the sections entitled "Non-Principal Investment Strategies and Risks," "Investment Restrictions," "Temporary Defensive Position," "Portfolio Turnover" and "Other Information" in the Feeder's Part B.

ITEM 13.  MANAGEMENT OF THE PORTFOLIOS.
--------  -----------------------------

      The AMR Trustees provide broad supervision over AMR Trust's affairs. The Manager is responsible for the management of AMR Trust assets, and AMR Trust's officers are responsible for the AMR Trust's operations. Information about the Trustees and officers of AMR Trust, including compensation and potential conflicts of interest, is incorporated herein by reference to the section entitled "Trustees and Officers of the Trust and the AMR Trust" in the Feeder's Part B.

      The AMR Trust has an Audit Committee and a Nominating Committee, each consisting of certain of the Trustees. Information about the functions and memberships of these Committees is incorporated herein by reference to the section entitled "Trustees and Officers of the Trust and the AMR Trust" in the Feeder's Part B.

      As compensation for their service to the AMR Trust, the American AAdvantage Funds, the American AAdvantage Mileage Funds ("Mileage Trust") and the American AAdvantage Select Funds ("Select Trust")
(collectively,  the  "American   Trusts"),   each  Trustee   who   is   not   an

"interested" person of all of the American Trusts as defined by the 1940 Act ("Independent Trustee") and their spouses receive free air travel from American Airlines, Inc., an affiliate of the Manager. The American Trusts pay American Airlines the flight service charges incurred for these travel arrangements. The American Trusts compensate each Trustee with payments in an amount equal to the Trustees' income tax on the value of this free airline travel. Mr. O'Sullivan, as a retiree of American Airlines, Inc., already receives flight benefits. The American Trusts pay Mr. O'Sullivan an annual retainer of $40,000 plus $1,250 for each Board meeting attended. Trustees alo are reimbursed for any expenses incurred in attending Board meetings.

      The Boards of the American Trusts have adopted a retirement policy, the Emeritus Trustee and Retirement Plan ("Plan"). Information about the Plan is incorporated herein by reference to the section entitled "Trustees and Officers of the Trust and the AMR Trust" in the Feeder's Part B.

      The AMR Trust does not charge any sales loads in connection with the purchase of interests in the Portfolios.

      Information on the Manager's, sub-advisers' and AMR Trust's Code of Ethics is incorporated herein by reference from the section entitled "Code of Ethics" in the Feeder's Part B.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
--------  ----------------------------------------------------

      As of January 31, 2004, the International Equity Portfolio could be deemed to be under the control of its corresponding series of the AAdvantage Trust, feeder funds that invest all of their investable assets in the AMR Trust. As of that date, the following series of the AAdvantage Trust owned the indicated value of the outstanding interests in their corresponding Portfolios: the American AAdvantage International Equity Fund owned 95% of the value of the outstanding interests in the International Equity Portfolio, the American AAdvantage Money Market Fund owned 8% of the value of the outstanding interests in the Money Market Portfolio, the American AAdvantage U.S. Government Money Market Fund owned 23% of the value of the outstanding interests in the U.S. Government Money Market Portfolio, and the American AAdvantage Municipal Money Market Fund owned 17% of the value of the outstanding interests in the Municipal Money Market Portfolio.

      As of January 31, 2004, the Municipal Money Market Portfolio could be deemed to be under the control of its corresponding series of the Mileage Trust, feeder funds that invest all of their investable assets in the AMR Trust. As of that date, the following series of the Mileage Trust owned the indicated value of the outstanding interests in their corresponding Portfolios: the American AAdvantage Money Market Mileage Fund owned 8% of the value of the outstanding interests in the Money Market Portfolio, the American AAdvantage U.S. Government Money Market Mileage Fund owned 7% of the value of the outstanding interests in the U.S. Government Money Market Portfolio, and the American AAdvantage Municipal Money Market Mileage Fund owned 83% of the value of the outstanding interests in the Municipal Money Market Portfolio.

      As of January 31, 2004, the Money Market and U.S. Government Money Market Portfolios could be deemed to be under the control of their corresponding series of the Select Trust, feeder funds that invest all of their investable assets in the AMR Trust. As of that date, the following series of the Select Trust owned the indicated value of the outstanding interests in their corresponding
Portfolios: the American AAdvantage Money Market Select Fund owned 82% of the value of the outstanding interests in the Money Market Portfolio, and the American AAdvantage U.S. Government Money Market Select Fund owned 70% of the value of the outstanding interests in the U.S. Government Money Market Portfolio.

      The address of each of the above-described control persons or principal holders of securities is 4151 Amon Carter Boulevard, MD 2450, Fort Worth, Texas 76155.

      In addition, as of January 31, 2004, the American Independence International Multi-Manager Stock Fund, 3435 Stelzer Road, Columbus, Ohio 43219, owned 5% of the value of the outstanding interests in the International Equity Portfolio.

      So long as a Fund owns more than 50% of the value of the outstanding interests in its corresponding Portfolio, the Fund may require the Portfolio to take certain actions without the approval of any other registered investment company that invests in the Portfolio. However, where the action requires a vote of the Portfolio's interest holders, the power of the Fund to control such action may depend on the vote of the Fund's shareholders.

      The AAdvantage Trust, the Mileage Trust and the Select Trust have informed the AMR Trust that, in most cases where a Fund is requested to vote on matters pertaining to its corresponding Portfolio, the Fund will solicit proxies from its shareholders and will vote its entire interest in the Portfolio in proportion to the votes cast by the Fund's shareholders. It is anticipated that any other registered investment company investing in a Portfolio will follow the same or a similar practice.

      None of the Trustees and officers of the AMR Trust own interests in the Portfolios.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.
--------  ---------------------------------------

      The Manager serves as investment manager and administrator to AMR Trust pursuant to a Management Agreement dated October 1, 1995, as amended from time to time, which obligates the Manager to provide and oversee all administrative, investment advisory and portfolio management services for AMR Trust.

      As described more fully in Item 6 in Part A, the Manager is paid a management fee as compensation for providing or overseeing the provision of all administrative, investment advisory and portfolio management services for AMR Trust. The Manager allocates the assets of the International Equity Portfolio among sub-advisers designated for that Portfolio. Investment decisions for the Money Market Portfolio, U.S. Government Money Market Portfolio and Municipal Money Market Portfolio are made directly by the Manager. See Item 5 in Part A.

      Further information on the investment management and other services provided for or on behalf of each Portfolio is incorporated herein by reference to the sections entitled "Investment Advisory Agreements," "Management, Administrative and Distribution Services," and "Other Service Providers" in the Feeder's Part B.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
--------  -----------------------------------------

      A description of the Portfolios'  brokerage allocation and other practices
is  incorporated   herein  by  reference  to  the  section  entitled  "Portfolio
Securities Transactions" in the Feeder's Part B.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
--------  -----------------------------------

      Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in a Portfolio will vote together in certain circumstances (e.g., election of AMR Trustees and ratification of the selection of auditors, as required by the 1940 Act and the rules thereunder). One or more of the Portfolios in AMR Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in AMR Trust or in a Portfolio, as the case may be, may control the outcome of votes. The AMR Trust is not required and does not currently intend to hold annual meetings of investors, but the AMR Trust will hold special meetings of investors when a majority of AMR Trustees determines to do so or investors holding at least 10% of the interests in the AMR Trust (or a Portfolio) request in writing a meeting of investors in AMR Trust (or Portfolio).

      The AMR Trust or any series may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the AMR Trustees. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, (2) if approved by the vote of at least two-thirds of its investors, or
(3) by the AMR Trustees on written notice to the Portfolio's investors.

      AMR Trust is organized as a common law trust under the laws of the State of New York. Investors in a Portfolio may be held personally liable for its obligations and liabilities, subject, however, to indemnification by the AMR Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that AMR Trust shall maintain appropriate insurance for the protection of each Portfolio, investors, AMR Trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which a Portfolio had inadequate insurance and was unable to meet its obligations out of its assets.

      The Declaration of Trust further provides that obligations of a Portfolio are not binding upon the AMR Trustees individually but only upon the property of that Portfolio and the AMR Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

      Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF INTERESTS.
--------  ----------------------------------------------

      Beneficial interests in the Portfolios will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 7 in Part A.

      The share price of each Portfolio is computed each business day, as delineated in Item 7 of Part A, on which shares are offered and orders accepted or upon receipt of a redemption request as outlined in Part A.

      It is the policy of the Money Market Portfolio, the U.S. Government Money Market Portfolio and the Municipal Money Market Portfolio to attempt to maintain a constant price per share of $1.00. There can be no assurance that a $1.00 net asset value per share will be maintained. These Portfolios' investment securities are valued based on the amortized cost valuation technique pursuant to Rule 2a-7 under the 1940 Act. This technique involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, even though the portfolio security may increase or decrease in market value. Such market fluctuations are generally in response to changes in interest rates. Use of the amortized cost valuation method requires these Portfolios to purchase instruments having remaining maturities of 397 days or less, to maintain a dollar weighted average portfolio maturity of 90 days or less, and to invest only in securities determined by the AMR Trustees to be of high quality with minimal credit risk. Further information on how the Portfolios calculate net asset value is incorporated herein by reference from the section entitled "Net Asset Value" in the Feeder's Part B.

      Information of the Portfolios' policy regarding redemption in kind is incorporated herein by reference from the section entitled "Redemptions in Kind" in the Feeder's Part B.

ITEM 19.  TAXATION OF THE PORTFOLIOS.
--------  ---------------------------

      Information  on the taxation of the Portfolios is  incorporated  herein by
reference  from  the  section  entitled   "Tax Information  -  Taxation  of  the
Portfolios" in the Feeder's  Part B.

ITEM 20.  UNDERWRITERS.
--------  -------------

      Not applicable.

ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.
--------  ---------------------------------

      Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
--------  ---------------------

      The audited financial statements for the International Equity Portfolio for the fiscal year ended October 31, 2003, and the report of Ernst & Young LLP, independent auditors, with respect to such audited financial statements of the Portfolio appear in the American AAdvantage Funds' Annual Report to Shareholders for the year ended October 31, 2003, which is incorporated by reference in this Part B.

      The audited financial statements for the Money Market Portfolio, U.S. Government Money Market Portfolio and Municipal Money Market Portfolio for the fiscal year ended December 31, 2003, and the reports of Ernst & Young LLP, independent auditors, with respect to such audited financial statements of each Portfolio appear in the American AAdvantage Money Market Funds' Annual Report to Shareholders for the year ended December 31, 2003, which is incorporated by reference in this Part B.

                                     PART C


ITEM 23. EXHIBITS
-------- --------

     (a) Amended and Restated Declaration of Trust*

     (b) Bylaws -- none

     (c) Voting trust agreement -- none

     (d) (1) (i)  Management Agreement with AMR Investment Services, Inc., dated
                  October 1, 1995.**

             (ii) Supplement  to  Fund Management  Agreement,  dated October 17,
                  2001. A substantially similar copy of which was filed as Exhibit (d)(i)(L) with the Post-Effective Amendment No. 38 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

         (2) (i) Investment Advisory Agreement with Templeton Investment Counsel, Inc., dated November 1, 1995. A substantially similar copy of which was filed as Exhibit (5)(b)(ii) with the Post-Effective Amendment No. 23 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No.0000950134-97-009393, as filed with the Commission on December 18, 1997, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

             (ii) Investment  Advisory Agreement  with Lazard Asset  Management, dated March 1, 1999. A substantially similar copy of which was filed as Exhibit (d)(ii)(H) with the Post-Effective Amendment No. 28 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-011328, as filed with the
                  Commission on December 21, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

             (iii)Investment Advisory Agreement with Causeway Capital Management
                  LLC, dated August 31, 2001. A substantially similar copy of which was filed as Exhibit (d)(ii)(P) with the Post-Effective Amendment No. 38 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR
                  Accession No. 0000950134-01-509149, as filed with the Commission on March 1, 2002, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

             (iv) Amendment to Investment  Advisory Agreement with Templeton In-
                  vestment Counsel, LLC, dated January 1, 2001. A substantially similar copy of which was filed as Exhibit (d)(ii)(M) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

             (v) Amendment to Investment Advisory Agreement with Lazard Asset Management, LLC, dated January 1, 2003. A substantially similar copy of which was filed as Exhibit (d)(ii)(Q) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

             (vi) Amendment to  Investment Advisory Agreement with Templeton In-
                  vestment Counsel, LLC, dated January 1, 2003. A substantially similar copy of which was filed as Exhibit (d)(ii)(AA) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

             (vii)Amendment  to  Investment   Advisory  Agreement   with  Lazard
                  Asset Management, LLC, dated January 13, 2003. A sub-stantially similar copy of which was filed as Exhibit
                  (d)(ii)(BB) with the Post-Effective Amendment No. 46 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-009754, as filed with the Commission on July 1, 2003, and is incorporated by reference. (This doc-ument differs only with respect to the names of the parties.)

     (e) Distibution Agreement -- not applicable

     (f) Bonus, profit sharing or pension plans -- none

     (g) (1) Custodian Agreement with State Street Bank and Trust Company, dated December 1, 1997. A subsantially similar copy of which was filed as Exhibit 8 with the Post-Effective Amendment No. 24 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-98-001610, as
              filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

         (2) Amendment to Custodian Agreement with State Street Bank and Trust Company, dated June 1, 2001. A substantially similar copy of which was filed as Exhibit (g)(v) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-
              003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

     (h) (1) Transfer Agency Agreement with State Street Bank and Trust Company, dated January 1, 1998. A substantially similar copy of which was filed as Exhibit 9(a) with the Post-Effective Amendment No. 24 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-
              98-001610, as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

         (2) Securities Lending Authorization Agreement with State Street Bank and Trust Company, dated January 2, 1998. A substantially similar copy of which was filed as Exhibit 9(b) with the Post-Effective Amendment No. 24 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-98-001610, as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

         (3) Credit Agreement with AMR Investment Services, Inc., dated De-cember 1, 1999. A substantially similar copy of which was filed as Exhibit (h)(iv) with the Post-Effective Amendment No. 28 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-
              011328,  as   filed   with   the  Commission   on   December   21,

              1999, and is incorporated by reference. (This document differs only with respect to the names of the parties).

         (4) Administrative Services Agreement among American AAdvantage Funds, American AAdvantage Mileage Funds, AMR Investment Services Trust, AMR Investment Services, Inc. and State Street Bank and Trust Company, dated November 29, 1999. A substantially similar copy of which was filed as Exhibit
              (h)(v) with the Post-Effective Amendment No. 28 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-011328, as filed with the Commission on December 21, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties).

         (5) Amendment to Transfer Agency Agreement with State Street Bank and Trust Company, dated September 24, 2002. A substantially similar copy of which was filed as Exhibit (h)(v) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

     (i) Opinion and consent of counsel -- not applicable

     (j) Consent of Independent Auditors -- not applicable

     (k) Financial statements omitted from prospectus -- none

     (l) Letter of investment intent -- none

     (m) Plan pursuant to Rule 12b-1 -- none

     (n) Plan pursuant to Rule 18f-3 -- none

     (p) Codes of Ethics -

         (1) Code of Ethics of Registrant, American AAdvantage Funds, American AAdvantage Mileage Funds and American AAdvantage Select Funds, dated November 21, 2003, is incorporated by reference from and as filed as Exhibit (p)(i) to the Post-Effective Amendment No. 48 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-04-002744, as
              filed with the Commission on March 1, 2004.

         (2) Code of Ethics of AMR Investments, dated November 21, 2003, is incorporated by reference from and as filed as Exhibit (p)(ii) to the Post-Effective Amendment No. 48 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-04-002744, as filed with the Commission on March 1, 2004.

         (3) Code of Ethics of Franklin Templeton Investments, dated May 2003, is incorporated by reference from and as filed as Exhibit (p)(xvi) to the Post-Effective Amendment No. 48 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-04-002744, as filed with the Commission on March 1, 2004.

         (4) Code of Ethics of Lazard Asset Management, LLC, dated January 2004, is incorporated by reference from and as filed as Exhibit
              (p)(viii) to the Post-Effective Amendment No. 48 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-04-002744, as filed with the Commission on March 1, 2004.

         (5) Code of Ethics of Causeway Capital Management LLC, dated January 26, 2004, is incorporated by reference from and filed as Exhibit
              (p)(x) with the Post-Effective Amendment No. 48 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-04-002744, as filed with the Commission on March 1, 2004.

________________

* Incorporated by reference to the initial Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on September 29, 1995.

** Incorporated by reference to the Post-Effective Amendment No. 1 to the Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on February 28, 1997 via EDGAR, Accession No. 0000898432-97-000184.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
--------  -------------------------------------------------------------

      No person is controlled by or under common control with the Registrant.

ITEM 25. INDEMNIFICATION
-------- ---------------

      Article VI, Section 6.4 of the Declaration of Trust of the AMR Trust provides that:

      The AMR Trust shall indemnify, to the fullest extent permitted by law (including the 1940 Act), each Trustee, officer or employee of the AMR Trust (including any Person who serves at the AMR Trust's request as a director, officer or trustee of another organization in which the AMR Trust has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a Trustee, officer or employee, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office
(a) by the court or other body  approving the  settlement or other  disposition;
(b) by a reasonable determination, based upon a review of readily available facts as opposed to a full trial-type inquiry), that such Person did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees; or (c) by a majority of the Trustees who are neither Interested Persons of the AMR Trust nor parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in this Section 6.4 or in Section 6.2 hereof or to which such Person may be otherwise entitled except out of the AMR Trust Property.

      According to Article VI, Section 6.5 of the Declaration of Trust, the Trustees may make advance payments in connection with indemnification under
Section 6.4, provided that the following conditions are satisfied: (i) the advances must be limited to amounts used, or to be used, for the preparation or presentation of a defense to the action, including costs connected with the preparation of a settlement; (ii) advances may be made only upon receipt of a written promise by, or on behalf of, the recipient to repay the amount of the advance which exceeds the amount which it is ultimately determined that he is entitled to receive from the Trust by reason of indemnification; and (iii) (a) such promise must be secured by a surety bond, other suitable insurance or an equivalent form of security which assures that any repayment may be obtained by the AMR Trust without delay or litigation, which bond, insurance or other form of security must be provided by the recipient of the advance, or (b) a majority of a quorum of the AMR Trust's disinterested, non-party Trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that the recipient of the advance ultimately will not be disqualified from indemnification under Section 6.4.

      Section 8 of the Management Agreement between the Registrant and AMR Investment Services, Inc. ("Manager") provides that the Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Registrant or any portfolio in connection with the matters to which the
Management Agreement relate except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Management Agreement.

      Section 8 of each Advisory Agreement between the Manager and each Portfolio's investment sub-adviser ("Sub-Adviser") states that no provision of the Advisory Agreement shall be deemed to protect the Sub-Adviser against any liability to the Registrant or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under an Advisory Agreement.

ITEM 26. BUSINESS AND OTHER  CONNECTIONS  OF INVESTMENT  MANAGER AND  INVESTMENT
-------  -----------------------------------------------------------------------
         SUB-ADVISER
         -----------

      Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of the Manager and each principal of a Sub-Adviser is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from
Item 26 in Part C of the Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of American AAdvantage Funds (1940 Act File No. 811-4984, EDGAR Accession No. 0000950134-04-002744), as filed with the Commission on March 1, 2004.

ITEM 27. PRINCIPAL UNDERWRITER
-------- ---------------------

      Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS
-------- --------------------------------

      The books and other documents required by Section 31(a) under the Investment Company Act of 1940 are maintained in the physical possession of the AMR Trust's 1) custodian at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110; 2) Manager at AMR Investment Services, Inc., 4151 Amon Carter Blvd., MD 2450, Fort Worth, Texas 76155; or 3) transfer agent at Boston Financial Data Services, 330 West 9th St., Kansas City, Missouri 64105.

ITEM 29. MANAGEMENT SERVICES
-------- -------------------

      Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

ITEM 30. UNDERTAKINGS
-------- ------------

      None.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 11 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth and the State of Texas on March 1, 2004.

                                    AMR INVESTMENT SERVICES TRUST

                                    By:/s/ William F. Quinn
                                       ----------------------
                                           William F. Quinn
                                           President

                          AMR INVESTMENT SERVICES TRUST
                       REGISTRATION STATEMENT ON FORM N-1A

                                INDEX TO EXHIBITS

Exhibit
Number       Description                                                    Page
-------      -----------                                                    ----

a            Amended and Restated Declaration of Trust*

b            Bylaws -- none

c            Voting trust agreement -- none

d    (1)     (i)    Management  Agreement with  AMR Investment  Services,  Inc., dated October 1, 1995**

             (ii) Supplement to Fund Management Agreement, dated October 17, 2001. A substantially similar copy of which was filed as Exhibit (d)(i)(L) with the Post-Effective Amendment No. 38 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

     (2)     (i)    Investment  Advisory  Agreement  with  Templeton  Investment
                    Counsel, Inc., dated November 1, 1995. A substantially sim-ilar copy of which was filed as Exhibit (5)(b)(ii) with the Post-Effective Amendment No. 23 to Registration Statement of
                    American AAdvantage Funds, File Nos. 33-11387 and  811-4984,
                    EDGAR Accession No.0000950134-97-009393, as filed with the Commission on December 18, 1997, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

             (ii) Investment Advisory Agreement with Lazard Asset Management, dated March 1, 1999. A substantially similar copy of which was filed as Exhibit (d)(ii)(H) with the Post-Effective Amendment No. 28 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-011328, as filed with the Commission on December 21, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

             (iii) Investment Advisory Agreement with Causeway Capital Manage-ment LLC, dated August 31, 2001. A substantially similar copy of which was filed as Exhibit (d)(ii)(P) with the Post-Effective Amendment No. 38 to Registration

                    Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-01-509149,
                    as filed with the Commission on March 1, 2002, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

             (iv) Amendment to Investment Advisory Agreement with Templeton Investment Counsel, LLC, dated January 1, 2001. A substan-tially similar copy of which was filed as Exhibit (d)(ii)(M) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240, as
                    filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

             (v) Amendment to Investment Advisory Agreement with Lazard Asset Management, LLC, dated January 1, 2003. A substantially similar copy of which was filed as Exhibit (d)(ii)(Q) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240, as
                    filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

             (vi) Amendment to Investment Advisory Agreement with Templeton Investment Counsel, LLC, dated January 1, 2003. A substan-tially similar copy of which was filed as Exhibit (d)(ii)
                    (AA) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-
                    03-003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

             (vii) Amendment to Investment Advisory Agreement with Lazard Asset Management, LLC, dated January 13, 2003. A substantially similar copy of which was filed as Exhibit (d)(ii))BB) with the Post-Effective Amendment No. 46 to Registration State-ment of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-009754, as filed with the Commission on July 1, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

e            Distribution Agreement - not applicable

f            Bonus, profit sharing or pension plans - none

g    (1)     Custodian  Agreement  with  State Street  Bank  and  Trust
             Company, dated  December 1, 1997.  A subsantially  similar copy  of  which  was  filed  as  Exhibit 8  with the Post-
             Effective  Amendment  No. 24  to Registration Statement of
             American  AAdvantage Funds,  File Nos. 33-11387  and  811-
             4984,  EDGAR Accession No. 0000950134-98-001610,  as filed
             with  the  Commission  on   February  27,  1998,   and  is
             incorporated by reference. (This document differs only with respect to the names of the parties.)

     (2) Amendment to Custodian Agreement with State Street Bank and Trust Company, dated June 1, 2001. A substantially similar copy of which was filed as Exhibit (g)(v) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-
             003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

h    (1)     Transfer  Agency  Agreement with  State Street  Bank  and
             Trust Company,  dated January 1,  1998.  A  substantially
             similar copy of which was filed as  Exhibit 9(a) with the
             Post-Effective Amendment No. 24 to Registration Statement
             of American AAdvantage Funds, File Nos. 33-11387 and 811-
             4984, EDGAR Accession  No. 0000950134-98-001610, as filed
             with  the  Commission  on  February  27,  1998,   and  is
             incorporated by reference. (This document differs only with respect to the names of the parties.)

     (2) Securities Lending Authorization Agreement with State Street Bank and Trust Company, dated January 2, 1998. A substantially similar copy of which was filed as Exhibit 9(b) with the Post-Effective Amendment No. 24 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-98-001610, as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

     (3) Credit Agreement with AMR Investment Services, Inc., dated December 1, 1999. A substantially similar copy of which was filed as Exhibit (h)(iv) with the Post-Effective Amendment No. 28 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-011328, as filed with the Commission on December 21, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

     (4) Administrative Services Agreement among American AAdvantage Funds, American AAdvantage Mileage Funds, AMR Investment Services Trust, AMR Investment Services,
             Inc. and State Street Bank and Trust Company, dated November 29, 1999. A substantially similar copy of which was filed as Exhibit (h)(v) with the Post-Effective Amendment No. 28 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 81-4984, EDGAR Accession No. 0000950134-99-011328, as filed with the Commission on December 21, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties).

     (5) Amendment to Transfer Agency Agreement with State Street Bank and Trust Company, dated September 24, 2002. A sub-stantially similar copy of which was filed as Exhibit (h)
             (v) with the Post-Effective Amendment No. 42 to Regis-tration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-
             003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

i            Opinion and consent of counsel -- not applicable               N.A.

j            Consent of Independent Auditors -- not applicable              N.A.

k            Financial statements omitted from prospectus -- none           N.A.

l            Letter of investment intent -- none                            N.A.

m            Plan pursuant to Rule 12b-1 -- none                            N.A.

n            Plan pursuant to Rule 18f-3 -- none                            N.A.

p    (1)     Code of Ethics  of Registrant,  American AAdvantage Funds, American
             AAdvantage Mileage Funds and American AAdvantage Select Funds, dated November 21, 2003, is incorporated by reference from and as filed as Exhibit (p)(i) to the Post-Effective Amendment No. 48 to
             Registration Statement of American  AAdvantage Funds, File Nos. 33-
             11387 and 811-4984,  EDGAR  Accession No. 0000950134-04-002744,  as
             filed with the Commission on March 1, 2004.

     (2) Code of Ethics of AMR Investments, dated November 21, 2003, is incorporated by reference from and as filed as Exhibit (p)(ii) to the Post-Effective Amendment No. 48 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-04-002744, as filed with the Commission on March 1, 2004.

     (3) Code of Ethics of Franklin Templeton Investments, dated May 2003, is incorporated by reference from and as filed as Exhibit (p)(xvi) to the Post-Effective Amendment No. 48 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-04-002744, as filed with the Commission on March 1, 2004.

     (4) Code of Ethics of Lazard Asset Management, LLC, dated January 2004, is incorporated by reference from and as filed as Exhibit
             (p)(viii) to the Post-Effective Amendment No. 48 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-04-002744, as filed with the Commission on March 1, 2004.

     (5) Code of Ethics of Causeway Capital Management LLC, dated January 26, 2004, is incorporated by reference from and filed as Exhibit
             (p)(x) with the Post-Effective Amendment No. 48 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-04-002744, as filed with the Commission on March 1, 2004.

______________

* Incorporated by reference to the initial Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on September 29, 1995.

** Incorporated by reference to the Post-Effective Amendment No.1 to the initial Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on February 28, 1997 via EDGAR, Accession No. 0000898432-97-000184.